Exhibit 10.2

2020 MANAGEMENT INCENTIVE PLAN

OF

HORNBECK OFFSHORE SERVICES, INC.

ARTICLE I PURPOSE

1.1 Purposes of the Plan. This 2020 Management Incentive Plan (as amended from time to time, the “Plan”) of Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), is designed to provide an incentive to executives, senior management, certain consultants and advisors, and non-employee directors of the Company or any of its Affiliates (collectively, the “Eligible Individuals”) and to offer an additional inducement in obtaining the services of such individuals.

ARTICLE II SHARE LIMITATION

2.1 Shares Subject to the Plan. Subject to the provisions of Article XI, the aggregate number of shares of Common Stock that may be issued or used for reference purposes with respect to which Awards may be granted under the Plan shall be equal to 2,198,044 shares of the Company’s Common Stock, with 2,063,011 of such shares of Common Stock to be reserved for grant of Awards exclusively to MIP Participants (the “MIP Reserve”) and 135,033 of such shares of Common stock to be reserved for grant of Awards to non-employee directors of the Company or any of its Affiliates. Such shares of Common Stock may, in the discretion of the Board, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Section 13.6, any share of Common Stock underlying an Award granted under the Plan which for any reason expires, is canceled, is forfeited, or is terminated unexercised, shall again become available for the granting of Awards under the Plan (in each case with respect to any portion of the Award for which no value was received by Participant). For the avoidance of doubt, the following shares shall not again be made available for delivery to Participants under the Plan: (a) shares used to pay the exercise price or withholding taxes related to an outstanding Award and (b) shares repurchased by the Company.

2.2 Initial Grants; Future Grants; Automatic Allocation upon Change of Control.

(a) Notwithstanding anything to the contrary contained herein, sixty percent (60%) of the MIP Reserve shall be granted in the form of Options and Restricted Stock Units upon the Effective Date, in the amounts and to the individuals listed on Exhibit A (the “Emergence Awards”). The Emergence Awards shall be granted in accordance with the form Emergence Restricted Stock Unit Award Agreement attached hereto on Exhibit B and the form Emergence Option Award Agreement attached hereto on Exhibit C.

(b) The portion of the MIP Reserve that does not constitute the Emergence Awards, plus any Awards granted pursuant to the MIP Reserve that have been forfeited or cancelled for no value before vesting (collectively, the “Remaining MIP Share Reserve”), will be granted on terms and conditions, and at such times, as are determined by the Board in its discretion following the Effective Date.

(c) As of immediately prior to a Change of Control, if (i) the Remaining MIP Share Reserve has not been fully granted, and (ii) the TEV in connection with such Change of Control is at least $1 billion, then the Board shall make a special RSU grant to Participants who remain in a Service relationship with the Company or its Affiliates at the time of such Change of Control (such grants, the “Special RSUs”). The Special RSUs shall be fully vested upon grant. The amount of shares subject to the Special RSUs granted shall be the lesser of (A) twenty percent (20%) of the MIP Reserve (i.e., 412,602 Shares), and (B) one hundred percent (100%) of the Remaining MIP Share Reserve as of the time of the Change of Control.

ARTICLE III ADMINISTRATION

3.1 Administration of the Plan. The Plan shall be administered and interpreted by the Committee.

3.2 Authority of the Committee. The Committee shall have full authority to grant, pursuant to the terms of the Plan and applicable law, to Eligible Individuals: (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Units, (iv) Restricted Stock, (v) Performance Awards, (vi) Other Stock-Based Awards, and (vii) Other Cash-Based Awards. Subject to Section 2.2 and Section 13.6, the Committee shall have the full and final authority, in its good faith discretion, to make all determinations relating to the Plan, including, but not limited to, the right to:

(a) select the Eligible Individuals to whom Awards may, from time to time, be granted hereunder;

(b) determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Individuals;

(c) determine whether the Awards are intended to be exempt from, or comply with, the requirements of Section 409A of the Code;

(d) determine the number of shares of Common Stock to be subject to each Award granted hereunder, or the amount of cash (if any) to be covered by each Award granted hereunder;

(e) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), the term, any restriction or limitation, any vesting schedule or any forfeiture restrictions or waiver thereof (including, without limitation, providing for the accelerated vesting or lapse of restrictions of any Award at any time, subject, in the discretion of and as determined by the Committee, to any applicable limitations on permitted acceleration under Section 409A of the Code), based on such factors, if any, as the Committee shall determine, in its sole discretion);

(f) determine whether and under what circumstances an RSU may be settled in cash and/or Common Stock;

(g) determine whether an Option is an Incentive Stock Option or Non-Qualified Stock Option;

(h) impose a “blackout” period during which Options may not be exercised;

(i) determine whether shares of Common Stock may be issued upon the exercise of an Option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments;

(j) determine whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise or settlement of an Award and, if so, whether and under what conditions to waive any such restriction;

(k) determine whether and under what conditions to subject all or a portion of the grant or exercise of an Option or the shares of Common Stock purchased or acquired pursuant to the exercise of an Option or the settlement of an RSU to the fulfillment of certain restrictions or contingencies as specified in the Award Agreement, including, without limitation, restrictions or contingencies relating to financial objectives for the Company or any of its Affiliates, a division of any of the foregoing, a product line or other category, and/or to the period of continued Service of a Participant to the Company or any of its Affiliates, and to determine, in each case, whether such limitations, restrictions or contingencies have been met;

(l) determine the amount, if any, necessary to satisfy the obligation of the Company or any of its Affiliates to withhold taxes or other amounts;

(m) to construe the respective Award Agreement and the Plan;

(n) modify, extend, renew, or cancel an Award, provided, that, such modification, extension, renewal, or cancelation is permitted under the Plan on the date of such modification, extension, renewal, or cancelation, and provided, further, that such Award as modified, extended, renewed, or canceled would continue to be exempt from the application of Section 409A of the Code or would comply (or would continue to comply) with all requirements applicable to deferred compensation under Sections 409A(a)(2), (a)(3) and (a)(4) of the Code; and

(o) prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan.

The good faith determinations of the Committee on the matters referred to in this Section 3.2 shall be conclusive and binding on all parties, including the Company, its Affiliates, Participants, and any Person claiming any rights under the Plan from or through any Participant. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Eligible Individuals who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments, and adjustments to Awards awarded under the Plan and to enter into non-uniform and selective Award Agreements. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers, directors, or managers of the Company or any Affiliate of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

3.3 Emergence Awards. Notwithstanding anything to the contrary in the Plan, the terms, conditions, and allocations of the Emergence Awards are set forth in Exhibit A, Exhibit B, and Exhibit C hereof, and such Emergence Awards shall be made on the Effective Date without any further action of the Company or the Committee required. This Section 3.3 supersedes any conflicting provision of the Plan.

3.4 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer, director, or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Committee, nor any officer, director, or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer, director, or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

3.5 Decisions Final. Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Committee arising out of or in connection with the Plan shall be within the absolute discretion of the Committee and shall be final, binding and conclusive on all Persons, including all employees and Participants and their respective heirs, executors, administrators, successors, and assigns, subject to any dispute rights set forth in an Award Agreement.

3.6 Actions by the Board. The Board may, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

ARTICLE IV ELIGIBILITY

4.1 Eligibility. The Committee may, from time to time, in its sole discretion, consistent with the purposes of the Plan, grant Awards to the Eligible Individuals. Such Awards granted shall cover such number of shares of Common Stock as the Committee may determine, in its sole discretion, as set forth in the applicable Award Agreement.

ARTICLE V STOCK OPTIONS

5.1 Stock Options. Options may be granted alone or in addition to other Awards granted under the Plan. Each Option granted under the Plan shall be either (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option. The Committee shall have the authority to grant to any Eligible Individual one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Options, in each case, pursuant to an Award Agreement and subject to the terms and conditions set forth herein and therein.

5.2 Exercise Price. The exercise price of the shares of Common Stock subject to an Option shall be equal to or greater than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

5.3 Option Term. The maximum term of each Option granted pursuant to the Plan shall be equal to ten (10) years from the date of grant thereof; subject, however, to earlier termination as hereinafter provided.

5.4 Exercisability. Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Option is exercisable subject to certain limitations (including, without limitation, that such Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

5.5 Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 5.4, to the extent then-vested and exercisable, Options may be exercised, in whole or in part at any time during the Option term, by giving written notice to the Company (or to its agent specifically designated for such purpose), at the address and in the form established by the Committee (which notice may be provided in an electronic form, to the extent acceptable to the Committee and the Company), specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by a certified check or bank draft payable to the order of the Company for an amount equal to the sum of the aggregate exercise price for such shares of Common Stock and any income taxes and employment taxes required to be withheld. The Committee may, in its sole discretion and subject to applicable law, at the time the Option is granted or at a later date, permit other forms of payment in an Award Agreement or otherwise, including notes, shares of Common Stock, “net exercise”, or other contractual obligations of a Participant to make payment on a deferred basis. Any fractional shares of Common Stock shall be settled in cash.

5.6 Unvested Options. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, Options that are not vested or exercisable as of the date of a Participant’s termination of Service for any reason shall terminate and expire as of the date of such termination for no consideration.

5.7 Non-Transferability of Options. Except to the extent provided above, no Option granted under the Plan shall be Transferable by a Participant, other than by will or the laws of descent and distribution, and during the lifetime of a Participant, all Options may be exercised only by Participant or Participant’s Legal Representatives, and any attempted Transfer shall be null and void ab initio and of no force or effect. Notwithstanding anything to the contrary herein, Options and shares of Common Stock underlying an Option permitted to be transferred hereunder shall be subject to the transfer restrictions set forth in the Securityholders Agreement applicable to Common Stock.

5.8 Early Exercise. The Committee may provide that an Award Agreement with respect to an Option include a provision whereby a Participant may elect at any time before a Participant’s termination of Service with the Company or any of its Affiliates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to full vesting of the Option, and such shares shall be subject to the original vesting schedule applicable to the predecessor Option. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate, with any such terms to be set forth in the applicable Award Agreement.

5.9 Termination of Service. Except as otherwise provided in an Award Agreement, in the event of a Participant’s termination of Service with the Company or any of its Affiliates for any reason other than Cause, a Participant may exercise, to the extent exercisable on the date of such termination, any outstanding and vested Options on the date of such termination or at any time within a period of ninety (90) days from the date of such termination, but not thereafter and in no event after the date the Options would otherwise have expired. If a Participant is terminated for Cause, then all vested and unvested Options shall terminate for no consideration on the day immediately before the date of such termination.

5.10 Incentive Stock Option Limitations. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided, that, such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

ARTICLE VI STOCK APPRECIATION RIGHTS

6.1 Stock Appreciation Rights. The Committee may, from time to time, grant Stock Appreciation Rights to an Eligible Individual pursuant to an Award Agreement. The Stock Appreciation Rights granted shall take such form as determined in the discretion of the Committee, subject to the terms and conditions herein and therein.

6.2 Base Price. To the extent a Stock Appreciation Right is not intended to be a “stock right” exempt from Section 409A of the Code, the base price of the shares of Common Stock subject to a Stock Appreciation Right shall be equal to or greater than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

6.3 Stock Appreciation Right Term. The maximum term of each Stock Appreciation Right granted pursuant to the Plan shall be equal to ten (10) years from the date of grant thereof; subject, however, to earlier termination as hereinafter provided.

6.4 Exercisability. Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Appreciation Right is exercisable subject to certain limitations (including, without limitation, that such Stock Appreciation Right is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Appreciation Right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

6.5 Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4, to the extent then vested and exercisable, Stock Appreciation Rights may be exercised, in whole or in part, at any time during the Stock Appreciation Right term, by giving written notice to the Company (or to its agent specifically designated for such purpose), at the address and in the form established by the Committee (which notice may be provided in an electronic form to the extent acceptable to the Committee and the Company), specifying the number of Stock Appreciation Rights to be exercised. Such notice shall be accompanied by a certified check or bank draft payable to the order of the Company for an amount equal to any income taxes and employment taxes required to be withheld. The Committee may, in its sole discretion and subject to applicable law, at the time the Stock Appreciation Right is granted or at a later date, permit other forms of payment in an Award Agreement or otherwise, including notes, shares of Common Stock, or other contractual obligations of a Participant to make payment on a deferred basis. Any fractional shares of Common Stock shall be settled in cash.

6.6 Unvested Stock Appreciation Rights. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, Stock Appreciation Rights that are not vested or exercisable as of the date of a Participant’s termination of Service for any reason shall terminate and expire as of the date of such termination for no consideration.

6.7 Non-Transferability. Except to the extent provided above, no Stock Appreciation Right shall be Transferable by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, all Stock Appreciation Rights may be exercised only by Participant or Participant’s Legal Representatives, and any attempted Transfer shall be null and void ab initio and of no force or effect. Notwithstanding anything to the contrary herein, Stock Appreciation Rights and shares of Common Stock underlying Stock Appreciation Rights permitted to be transferred hereunder shall be subject to the transfer restrictions set forth in the Securityholders Agreement applicable to Common Stock.

6.8 Termination of Service. In the event of a Participant’s termination with the Company or any of its Affiliates for any reason, a Participant may exercise, to the extent exercisable on the date of such termination, any outstanding and vested Stock Appreciation Rights on the date of such termination or at any time within a period of ninety (90) days from the date of such termination, but not thereafter and in no event after the date the Stock Appreciation Rights would otherwise have expired; provided, that, if a Participant is terminated for Cause, such Stock Appreciation Rights shall terminate for no consideration on the day immediately before the date of such termination.

6.9 Form of Payment. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the base price.

ARTICLE VII RESTRICTED STOCK UNITS

7.1 Awards of Restricted Stock Units. RSUs may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of RSUs shall be made, the number of RSUs to be awarded, the price (if any) to be paid by a Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. No shares of Common Stock shall be issued at the time an Award of RSUs is made, and the Company will not be required to set aside a fund for the payment of any such Award.

7.2 Restrictions. Delivery of Common Stock or cash, as determined by the Committee but subject to the terms of the applicable Award Agreement, will occur upon expiration of the deferred period specified for RSUs by the Committee. The Committee may condition an Award of RSUs or the lapse of restrictions with respect to an Award of RSUs, in whole or in part, on the achievement of certain performance goals determined by the Committee in its sole discretion.

7.3 Termination. Except as may otherwise be expressly provided in the applicable Award Agreement, in the event of a Participant’s termination of Service with the Company or any of its Affiliates for any reason, all RSUs that are not then vested shall be forfeited for no consideration; provided, that, if a Participant is terminated for Cause all RSUs, whether vested or unvested, shall terminate for no consideration on the day immediately before the date of such termination.

7.4 Dividend Equivalents. At the discretion of the Committee, each RSU (representing one share of Common Stock) awarded to a Participant may be credited with dividends paid in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents credited to a Participant’s account and attributable to any particular RSU (and earnings thereon, if applicable) shall be distributed to a Participant upon settlement of such RSU and, if such RSU is forfeited, a Participant shall have no right to such Dividend Equivalents. For the avoidance of doubt, any Dividend Equivalents paid in respect of an RSU shall be subject to the same vesting conditions as apply to the underlying Award.

7.5 Non-Transferability. No RSU granted under the Plan shall be Transferable by a Participant other than by will or the laws of descent and distribution, and any attempted Transfer shall be null and void ab initio and of no force or effect. Notwithstanding anything to the contrary herein, RSUs and shares of Common Stock underlying RSUs permitted to be transferred hereunder shall be subject to the transfer restrictions set forth in the Securityholders Agreement applicable to Common Stock.

7.6 Settlement of RSUs. Before the Company issues cash or any shares of Common Stock to a Participant pursuant to the settlement of any RSUs, at a Participant’s election, the Company shall permit a Participant to make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy its obligation under applicable tax laws to withhold for income or other taxes due upon or incident to such settlement.

ARTICLE VIII RESTRICTED STOCK

8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by a Participant (subject to Section 8.2 hereof), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including one or more Performance Goals) or such other factor(s) as the Committee may determine, in its sole discretion.

8.2 Awards and Certificates. If required by the applicable Award Agreement, Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. The purchase price for shares of Restricted Stock may be zero, to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. The Company will evidence each Participant’s ownership of Restricted Stock pursuant to a designated system, such as book entries by the transfer agent. If a stock certificate for such shares of Restricted Stock is issued, such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws and/or the Securityholders Agreement, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Hornbeck Offshore Services, Inc. (the “Company”) 2020 Management Incentive Plan (as it may be amended from time to time, the “Plan”) and an Agreement entered into between the registered owner and the Company dated as of ___________. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit Transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part or otherwise transferred to the Company.

8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions and such other terms and conditions as may be determined by the Committee in its sole discretion:

(a) Restriction Period. A Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Award Agreement and such Award Agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on Service, attainment of one or more Performance Goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(b) Rights as a Stockholder. As a condition to receipt, or issuance, of any shares of Restricted Stock, a Participant will execute a joinder to the Securityholders Agreement designated by the Company (in the form attached to such Securityholders Agreement). Except as provided in Section 8.3(a), this Section 8.3(b) or Section 8.3(e), or as otherwise determined by the Committee in an Award Agreement, a Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, (i) the right to receive dividends, provided, that, the payment of any dividends in respect of such Restricted Stock shall be deferred (without interest) until, and subject to and conditioned upon, (A) the expiration of the applicable Restriction Period, and (B) the lapse of all applicable restrictions thereon (including any vesting conditions of the underlying shares of Restricted Stock), (ii) the right to vote such shares, and (iii) subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.

(c) Termination. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, upon a Participant’s termination of Service for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited for no consideration

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the shares of Restricted Stock, such earned shares (and to the extent ownership of such shares is evidenced by stock certificates, the stock certificates for such shares) shall be delivered to Participant. All legends shall be removed from said certificates at the time of delivery to Participant, except as otherwise required by applicable law or other limitations imposed by the Committee. Notwithstanding the end of the Restriction Period, earned shares will remain subject to the terms of the Securityholders Agreement.

ARTICLE IX PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may designate an Award (including any Restricted Stock and any Other Stock-Based Award) at grant as a Performance Award payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to a Participant only upon attainment of the relevant Performance Goal in accordance with this Article IX. If the Performance Award is denominated in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash, shares of Common Stock, restricted stock units, and/or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may, from time to time, approve. If required by the Award Agreement, an Eligible Individual selected to receive Performance Awards shall not have any right with respect to such Award, unless and until such Eligible Individual has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

9.2 Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions and such other terms and conditions as may be determined by the Committee in its sole discretion:

(a) Earning of Performance Award. At the expiration of the applicable performance period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned and certify such results in writing.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the performance period. Notwithstanding anything to the contrary herein, Performance Awards and shares of Common Stock underlying Performance Awards permitted to be transferred hereunder shall be subject to the transfer restrictions set forth in the Securityholders Agreement applicable to Common Stock.

(c) Performance Goals, Formulae, or Standards. Performance Awards will be subject to the achievement of the performance goals, formulae, or standards determined by the Committee in its sole discretion.

(d) Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock, Restricted Stock, RSUs, and/or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture, and deferral conditions as it deems appropriate.

(e) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s termination of Service for any reason during the performance period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

ARTICLE X OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1 Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, phantom stock units, stock equivalent units, SARs, RSUs, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. Other Stock-Based Awards may be payable in cash, shares of Common Stock, or other property valued in whole or in part by reference to shares of Common Stock.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. If required by the Award Agreement, an Eligible Individual selected to receive Other Stock-Based Awards shall not have any right with respect to such Award, unless and until such Eligible Individual has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the terms of the Plan, including the following terms and conditions, and such other terms and conditions as may be determined by the Committee in its sole discretion:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses. Notwithstanding anything to the contrary herein, Other Stock-Based Awards and shares of Common Stock underlying Other Stock-Based Awards permitted to be transferred hereunder shall be subject to the transfer restrictions set forth in the Securityholders Agreement applicable to Common Stock.

(b) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee in its sole discretion.

(c) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced as determined by the Committee in its sole discretion.

10.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions (subject to the terms of the Plan), and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

11.1 The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (b) any merger or consolidation of the Company or any of its Affiliates,

(a) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (d) the dissolution or liquidation of the Company or any of its Affiliates, (e) any sale or transfer of all or part of the assets or business of the Company or any of its Affiliates, or (f) any other corporate act or proceeding.

11.2 Subject to the provisions of Section 11.1 hereof:

(a) In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities, or other property), liquidation, dissolution, or other similar transactions or events (including a Change of Control), affects the shares of Common Stock such that the Committee (acting reasonably and in good faith) determines that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make an equitable or substitution adjustment in (i) the number and kind of shares of Common Stock deemed to be available thereafter for grants of Awards under the Plan, (ii) the number and kind of shares of Common Stock that may be delivered or deliverable in respect of outstanding Awards, and/or (iii) the exercise price of outstanding Options; provided, however, that the manner of any such equitable adjustment shall be determined in the good faith discretion of the Committee. In addition, the Committee shall have discretion to make the foregoing types of adjustments, as well as any adjustments to any performance goals, targets or measures with respect to any Award, and as to all other matters it deems relevant, as it may determine to be equitable in other types of events, including in the event of an acquisition or disposition of any of the businesses of the Company or its Affiliates occurring after the date of grant of any Award. Any adjustments made pursuant to this Section 11.2 shall be determined in a manner consistent with Section 409A of the Code, to the extent so required.

(b) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 11.1 or this Section 11.2 shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

ARTICLE XII UNFUNDED STATUS OF PLAN

12.1 The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest, but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company and the Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

ARTICLE XIII GENERAL PROVISIONS

13.1 Compliance with Securities Laws.

(a) The Committee may require, in its sole discretion, as a condition to the exercise of any Option hereunder or the settlement in shares of Common Stock of any RSU hereunder, that either (i) the Company shall have obtained a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of the shares of Common Stock to be issued upon such grant, exercise or settlement shall be effective and current at the time of grant, exercise or settlement, or (ii) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such grant, exercise or settlement. Nothing herein shall be construed as requiring the Company to register the issuance of the shares of Common Stock subject to any Award under the Securities Act or to keep any registration statement effective or current.

(b) The Committee may require, in its sole discretion, as a condition to the receipt of an Award or the exercise or settlement of any Award hereunder, that a Participant execute and deliver to the Company customary representations and warranties, in form, substance and scope reasonably satisfactory to the Committee, which representations and warranties the Committee reasonably determines are necessary in connection with qualifying for an exemption from the registration requirements of the Securities Act, applicable state securities laws or satisfying other legal requirements.

(c) In addition, if at any time the Committee shall determine, in good faith, that the listing or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be granted and such Award may not be exercised or settled (as applicable) in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.2 Award Agreements. Each Award shall be evidenced by an appropriate Award Agreement which shall be duly executed by the Company and a Participant, and which shall contain such terms, provisions, and conditions as may be determined by the Committee. In the event of a conflict between the terms of the Award Agreement and the Plan, the terms of the Award Agreement shall govern.

13.3 No Fractional Shares. In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

13.4 Rights as a Stockholder. Except as otherwise determined by the Committee in an Award Agreement, the holder of an Option or other Award shall not be deemed for any purpose, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option or deliverable in respect of such other Award unless, until and to the extent that (a) such holder has signed a joinder to the Securityholders Agreement designated by the Company (in the form attached to such Securityholders Agreement), (b) in the case of an Option, such Option shall have been exercised pursuant to its terms, (c) the Company shall have issued and delivered such shares to such holder, and (d) the holder’s name shall have been entered as a stockholder of record with respect to such shares on the books of the Company. For the avoidance of doubt, no shares of Common Stock will be delivered or issued in respect of an Award unless and until Participant, or Participant’s Legal Representative, as applicable, has signed a joinder to the Securityholders Agreement.

13.5 No Right to Service. Neither the Plan nor the grant of any Award hereunder shall confer on any Participant any right with respect to continuance of Service with the Company or any of its Affiliates, or interfere in any way with any right of the Company or any of its Affiliates to terminate a Participant’s Service at any time for any reason whatsoever or for no reason, without liability to the Company or any of its Affiliates.

13.6 Amendments and Termination of the Plan. The Committee may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that no such action shall adversely affect the rights of any Participant with respect to Awards previously granted hereunder without such Participant’s express written consent. The power of the Committee to construe and administer any Award granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension. The Committee may not, at any time, alter, amend, suspend, discontinue, waive, or terminate Section 2.2(a) or Section 2.2(c), or the terms of any Emergence Award, in a way that adversely affects the rights of any MIP Participant who would otherwise be eligible to benefit from such section, without such Participant’s written consent.

13.7 Legends; Payment of Expenses. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise or settlement of an Award under the Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to qualify for an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, or (b) implement the provisions of the Plan or any agreement between the Company and a Participant with respect to such shares of Common Stock.

13.8 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person. Shares received in satisfaction of any Award are subject to the terms and conditions of the Securityholders Agreement.

13.9 Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, a Participant shall execute and deliver documentation that shall set forth certain restrictions on Transferability of the shares of Common Stock acquired upon exercise, purchase or settlement, and such other terms as the Committee shall from time to time establish.

13.10 Right to Repurchase. The provisions set forth in this Section 13.10 shall apply until the occurrence of an Initial Public Offering. Except as set forth in an Award Agreement, the following shall apply:

(a) Right to Repurchase.

(i) In the case of any Participant whose Service terminates for any reason (including, without limitation, death, Disability, retirement, voluntary resignation or termination, or involuntary termination with or without Cause), the Company shall have the right (but not the obligation) to repurchase from a Participant (or any successor in interest by purchase, gift, or other mode of transfer) some or all shares of Common Stock issued (or issuable in respect of vested but unsettled Awards) to a Participant under the Plan for a repurchase price (the “Repurchase Price”) equal to the Fair Market Value of the shares of Common Stock on the date of the Repurchase Notice (“Determination Date”) by delivering written notice to such Participant (the “Repurchase Notice”) as set forth in this Section 13.10; provided, that, the Repurchase Price may be subject to adjustment subject to Section 13.10(c).

(ii) The Company’s right to repurchase shall be exercisable by the Company at any time within either (A) the six (6)-month period following the termination of a Participant’s Service with the Company or any of its Affiliates for any reason (including, without limitation, death, Disability, retirement, voluntary resignation or termination, or involuntary termination with or without Cause) or (B) the six (6)-month period following any vesting of an Option or portion thereof, in each case, which vests following a Qualifying Termination (such period, the “Repurchase Period”). The Company must (x) deliver the Repurchase Notice to such Participant during the Repurchase Period, and (y) tender payment of the Repurchase Price of such shares of Common Stock to a Participant within thirty (30) days of the delivery of such written notice.

(b) The closing of the transactions contemplated by this Article XIII will take place on the date designated in the Repurchase Notice, which date will not be more than ninety (90) days after the delivery of such notice. The Company will pay for the shares of Common Stock to be purchased by delivery of a check payable to the holder of such shares of Common Stock.

(c) Notwithstanding the foregoing clause (b), if the repurchase would violate the terms of the Company’s credit agreements with third parties, the ninety (90) day period described herein shall be tolled until such repurchase would no longer result in violation of any such credit agreement, and the Company shall have thirty (30) days following such date to repurchase the shares of Common Stock subject to the Repurchase Notice, and to account for such delay as contemplated by this Section 13.10(c), the Repurchase Price for such shares of Common Stock shall be the greater of the Fair Market Value of such shares on (i) the Determination Date and (ii) the date of the closing of the transactions contemplated by this Article XIII. The Company shall make commercially reasonable efforts to ensure that such credit agreements with third parties include sufficient baskets to accommodate the foregoing repurchases.

13.11 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be structured in a manner that will comply with or be exempt from Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Company shall have no liability to a Participant, or any other Person, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt therefrom or compliant therewith or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s “separation from service” (as defined under Section 409A of the Code, and excluding any payments that are not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such six (6)-month delay period. Furthermore, notwithstanding any contrary provision of the Plan or Award Agreement, any payment of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) under the Plan that may be made in installment shall be treated as a right to receive a series of separate and distinct payments.

13.12 Governing Law; Construction. The Plan, any Award Agreement and the actions taken in connection therewith, and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions. Neither the Plan nor any Award Agreement shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or any Award Agreement to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter.

13.13 Jurisdiction; Waiver of Jury Trial. Any suit, action, or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

13.14 Severability of Provisions. The invalidity, illegality, or unenforceability of any provision in the Plan, any Award, or Award Agreement shall not affect the validity, legality, or enforceability of any other provision, all of which shall be valid, legal, and enforceable to the fullest extent permitted by applicable law.

13.15 Modification for Grants Outside the United States. The Board or the Committee may, without amending the Plan, determine the terms and conditions applicable to grants to individuals who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board or the Committee deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies, or customs.

13.16 Successors and Assigns. The Plan and any applicable Award Agreement(s) shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.

13.17 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.18 Effective Date and Term of Plan. The Plan shall become effective on the effective date of the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization (the “Effective Date”). No awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date, but all outstanding Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

13.19 Withholding. A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, shares, other securities, other Awards, or other property), any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be reasonably necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

ARTICLE XIV DEFINITIONS

14.1 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” of any specified Person means (i) each other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person and (ii) each Affiliated Fund of such specified Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise; provided, that, in any event, any business in which the Company has any direct or indirect ownership interest shall be treated as an Affiliate of the Company.

(b) “Affiliated Fund” of any Permitted Holder means a fund, pooled investment vehicle, managed account (including separately managed accounts), or other entity now or hereafter existing that is (i) directly or indirectly controlled by one or more general partners or managing members, or any Affiliates of such general partners or managing members, of such Permitted Holder, or (ii) otherwise, directly or indirectly, managed or advised by such Permitted Holder or the entity that manages or advises such Permitted Holder.

(c) “Ares” means ASOF HOS GP LLC, on behalf of certain investment vehicles.

(d) “Award” means any Option, Stock Appreciation Right, Restricted Stock Unit, Restricted Stock, Performance Award, Other Stock-Based Award, or Other Cash-Based Award granted under the Plan.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

(f) “Board” or “Board of Directors” means the Board of Directors of the Company.

(g) “Cause” shall have the meaning ascribed to such term in any employment agreement between a Participant and the Company or any of its Affiliates, if applicable, or in the absence of any such employment (or similar) agreement, “Cause” means a Participant has (i) refused to carry out any reasonable and lawful direction from the Board or from such

Participant’s supervisor (other than a failure resulting from Participant’s inability to carry out directions due to physical or mental illness), (ii) materially breached any restrictive covenants by which such Participant is bound, (iii) demonstrated gross negligence or misconduct in the execution of a Participant’s assigned duties, (iv) been indicted for, convicted of, or entered a plea of guilty or nolo contendere to (A) any felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty, or fraud, (v) failed to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, (vi) committed an act of embezzlement, fraud, or any other act of material dishonesty relating to a Participant’s Service with the Company, or (vii) willfully destroyed or failed to preserve documents or other materials known to be relevant to such investigation or the induced others to fail to cooperate or to produce documents or other materials in connection with such investigation. Any determination of Cause by the Committee will not be made until a Participant has been given written notice detailing the specific event constituting such Cause and a period of fifteen (15) days following receipt of such notice to cure such event (if susceptible to cure).

(h) “Change of Control” means the occurrence of one (1) or more of the following events following the Effective Date: (i) any “person,” as such term is used in Sections 13(d) of the Exchange Act (other than the Company, any of its Affiliates, a Permitted Holder, or any trustee or other fiduciary holding securities under any employee benefit plan of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, recapitalization, reorganization, or otherwise, directly or indirectly, of securities of the Company representing sixty-five percent (65%) or more of the combined voting power of the Company’s then outstanding securities (on a fully-diluted basis, assuming exercise of all Jones Act Warrants, (ii) the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions other than (A) to an Affiliate of the Company or a Permitted Holder or (B) in connection with a spinoff or similar corporate transaction involving an Affiliate of the Company, Permitted Holder or then current shareholder(s), or (iii) a transaction or series of transactions following which the Permitted Holder(s) collectively, in the aggregate, cease to own thirty-five percent (35%) or more of the securities in the Company; provided, that, a Change of Control shall not be deemed to have occurred so long as a Permitted Holder continues to own at least thirty-five percent (35%) of securities of the Company. For the avoidance of doubt, the Permitted Holders’ sell-down of their securities in the Company following an Initial Public Offering, to the extent it meets the threshold set forth in the foregoing clause (iii), can trigger a Change of Control thereunder. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change of Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code; for the avoidance of doubt, whether a transaction constitutes a Change of Control for purposes of triggering the grant of Special RSUs under Section 2.2(c) shall be determined without regard to the foregoing Section 409A of the Code limitation.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(j) “Committee” means (i) the Compensation Committee of the Board, or such other committee as may be appointed by the Compensation Committee or the Board or (ii) in the absence of any such committee, the Board.

(k) “Common Stock” means the common stock, par value $0.00001 per share, of the Company, and any shares or capital stock for or into such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Company.

(l) “Debtors” means Hornbeck Offshore Services, Inc., a Delaware Corporation, and certain of its subsidiaries.

(m) “Disability” shall have the meaning ascribed to such term in any employment agreement between a Participant and the Company or any of its Affiliates, if applicable, or in the absence of any such employment (or similar) agreement, “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided, that, such condition is also a “disability” within the meaning of Section 409A(a)(2)(C) of the Code.

(n) “Eligible Individual” shall have the meaning set forth in Section 1.1 hereof.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p) “Fair Market Value” means, as of any applicable date, the fair market value of one share of Common Stock (or other such security, as applicable) as determined by the Board in good faith; provided, that, any determination of the Fair Market Value of the Common Stock (or other such security, as applicable) by the Board pursuant to the Plan shall be based on the proportionate share of the aggregate equity value of the Company (as a whole) attributable to all securities of the Company that are of the same class as such security; provided, further, that for purposes of Section 13.10, the “Fair Market Value” shall exclude any discounts for lack of liquidity, marketability, minority interest, or any related discounts; provided, further, that if shares of Common Stock are readily tradable on a national securities exchange or other market system, “Fair Market Value” means the volume-weighted average trading price of the shares during the trailing ten (10) trading days immediately preceding the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the shares are principally trading during such trailing ten (10)-day period.

(q) “Good Reason” shall have the meaning ascribed to such term in any employment agreement between a Participant and the Company or any of its Affiliates, if applicable, or in the absence of any such employment (or similar) agreement, “Good Reason” means, without a Participant’s express written consent, the occurrence of any of the following events:

(i) a reduction by the Company of a Participant’s base salary; or

(ii) any relocation by the Company of a Participant’s principal place of Service by more than fifty (50) miles from such Participant’s principal place of Service immediately before such relocation.

Notwithstanding the foregoing, no termination will constitute a resignation for Good Reason unless, (A) Participant notifies the Company in writing detailing the specific circumstances alleged to constitute Good Reason within thirty (30) days of the first occurrence of such circumstances, (B) Participant cooperates in good faith with the Company’s efforts to remedy the alleged circumstances for a period not less than thirty (30) days following such notice (the “Cure Period”), (C) the Company fails to cure such events in all material respects during the Cure Period, and (D) Participant terminates his or her Service with the Company within thirty (30) days following the end of the Cure Period.

(r) “Highbridge” means Highbridge Capital Management, LLC on behalf of certain of the funds it manages.

(s) “Initial Public Offering” means an initial underwritten public offering the Common Stock of the Company (or any successor thereto formed for the purpose of pursuing an initial public offering) pursuant to an effective registration statement filed with the United States Securities and Exchange Commission (or any successor form).

(t) “Jones Act Warrants” means Warrants, as defined in that certain Jones Act Warrant Agreement, dated as of September 4, 2020, by and between Hornbeck Offshore Services, Inc. and American Stock Transfer & Trust Company.

(u) “Legal Representative” means the executor, administrator, or other Person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Participant with respect to an Award granted under the Plan.

(v) “MIP Participant” means executives, senior management, and certain consultants and advisors (excluding non-employee directors) of the Company or any of its Affiliates.

(w) “Non-Qualified Stock Option” means any Option other than an incentive stock option as defined in Section 422 of the Code and any successor thereto.

(x) “Option” means any stock option to purchase shares of Common Stock granted to Eligible Individuals pursuant to Article V of the Plan.

(y) “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 hereof and payable and/or denominated in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

(z) “Other Stock-Based Award” means an Award granted pursuant to Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on or denominated in, Common Stock at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

(aa) “Parent” shall have the same meaning as “parent corporation” as defined in Section 424(e) of the Code.

(bb) “Participant” means an Eligible Individual who has been selected by the Committee to participate in the Plan and to whom an Award has been granted pursuant to the Plan.

(cc) “Performance Award” means an Award granted to a Participant pursuant to Article IX of the Plan contingent upon achieving certain Performance Goals.

(dd) “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

(ee) “Permitted Holder” means any of Ares, Whitebox, and Highbridge, their respective Affiliates, and their respective funds, managed accounts, and related entities managed by any of them or their respective Affiliates, or wholly-owned Subsidiaries of the foregoing.

(ff) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof, or any other entity or organization.

(gg) “Plan” shall have the meaning ascribed to such term in Section 1.1.

(hh) “Qualifying Termination” means a Participant’s termination of Service by the Company without Cause or by a Participant for Good Reason.

(ii) “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII of the Plan.

(jj) “Restricted Stock Unit” or “RSU” means a right granted to an Eligible Individual pursuant to Article VII of the Plan to receive Common Stock or cash, as determined by the Committee, at the end of a specified period, which right may also be conditioned, in whole or in part, on the satisfaction of specified performance or other criteria.

(kk) “Section 409A of the Code” means, collectively, Section 409A of the Code, as amended, and the regulations and guidance promulgated thereunder.

(ll) “Service” means a Participant’s service as an employee, director, or consultant of the Company or any of its Affiliates, as applicable.

(mm) “Stock Appreciation Right” or “SAR” means a right to receive an amount of cash and/or shares equal to the excess of (i) the Fair Market Value of a share of Common Stock on the date such right is exercised over (ii) the aggregate base price of such right, as provided in Article VI hereof.

(nn) “Securityholders Agreement” means that certain Securityholders Agreement, dated as of September 4, 2020 by and among the Company and the holders of the Company’s outstanding Common Stock and warrants to purchase Common Stock, as the same may thereafter be amended from time to time in accordance with its terms.

(oo) “Subsidiary” means any company (whether a corporation, partnership, joint venture, or other form of entity) in which the Company has a direct or indirect “controlling interest,” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(ii)(E)(1).

(pp) “TEV” means total enterprise value, which shall be reasonably determined by the Board in good faith as the sum of (i) the Fair Market Value of a share of Common Stock, multiplied by the number of shares of Common Stock then-outstanding, calculated on a fully-diluted basis (but excluding for this purpose, any Options or warrants (including Jones Act Warrants) with an exercise price less than the Fair Market Value of a share of Common Stock on the date of the applicable transaction), plus (ii) an amount equal to the then-principal amount of all the Company’s then-outstanding interest-bearing debt, minus the then-total balance sheet cash or cash equivalents, plus (iii) the Fair Market Value of all preferred stock of the Company, calculated on a fully-diluted basis, plus (iv) the aggregate amount of cash dividends or distributions made to, or redemptions from, the Company’s equityholders with respect to their equity holdings in the Company before the effective date of the Change of Control.

(qq) “Transfer” means: (i) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (ii) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

(rr) “Whitebox” means Whitebox Advisors LLC, on behalf of certain managed funds.

EXHIBIT A

Emergence Awards

EXHIBIT B

Form of Emergence Restricted Stock Unit Award Agreement

EXHIBIT C

Form of Emergence Option Award Agreement